EXHIBIT 5.11

CONSENT OF TIAOZITO V. CARDOSO, MBA, FAusIMM

The undersigned hereby consents to the use of their report entitled “NI 43-101 Technical Report on the Fazenda Brasileiro Gold Mine, Bahia State, Brazil” with an effective date of December 31, 2020 and a report date of October 22, 2021, and the information derived therefrom, as well as the reference to their name, in each case where used or incorporated by reference in the Registration Statement on Form F-10 of Equinox Gold Corp.

/s/ Tiaozito V. Cardoso
By: Tiaozito V. Cardoso, MBA, FAusIMM

Dated: October 1, 2024